CHARTER

                                       OF

                        COLLEGE RETIREMENT EQUITIES FUND

                     Chapter 124 Laws of New York of 1952,
                           As Amended March 8, 1972,
                               December  15, 1972,
                               November 28, 1977,
                               January 28, 1985,
                               February 12, 1986,
                               July 13, 1989,
                               June 5, 1990,
                               and June 16, 1994 1

     The People of the State of New York, represented in Senate and Assembly, do enact as follows:

     Section 1. Laird Bell, Virgil M. Hancher, R. McAllister Lloyd, Irving S. Olds, Francis T. P. Plimpton, Henning W. Prentis, Jr., Henry M. Wriston, and their successors, and such persons as they may associate with themselves, as provided by section five hereof, are hereby constituted a nonprofit corporation by the name of College Retirement Equities Fund.

     Section 2. The purpose of the corporation hereby formed is to aid and strengthen nonproprietary and nonprofit-making colleges, universities, and other institutions engaged primarily in education or research, by providing means for the diversification of investment of contributions of such institutions and their  teachers  and other  employees,  by  providing  benefits  based upon such contributions and the valuation and yield of the investment thereof, and dependent upon the continuance of human life, and by counselling such institutions and their teachers and other employees concerning retirement plans or other measures of security, all without profit to the corporation.

     Section 3. The affairs of the corporation hereby formed shall be managed by a board of trustees.

     Section 4. The corporation hereby formed shall have power (a) to acquire property by grant, gift, purchase, lease, bequest, or devise, either absolutely or in trust, and without limitation as to character, amount, or value, except such limitation as the legislature may hereafter impose, or as provided in section seven hereof; to hold and dispose of the same, and to invest, reinvest, accumulate, deal with, take action with respect to, and expend the property and income of said corporation in such manner as the trustees shall deem best, without any obligation to segregate contributions, or the investment thereof, of participating institutions or their teachers and other employees or both; and
(b) to provide retirement benefits and withdrawal equities for teachers and other employees of nonproprietary and nonprofit-making colleges, universities, and other institutions engaged primarily in education or research, and the beneficiaries of such teachers and other employees, based upon contributions made by or on behalf of such teachers and other employees and their beneficiaries, and the valuation and yield of the


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investment thereof,  with such participation  rights and on such other terms and conditions as said corporation may from time to time approve and adopt, and in general to do and perform all the things necessary and appropriate to a corporation created for the purpose of providing such benefits for such teachers and other employees and their beneficiaries.

     Section 5. The  persons  named by section  one hereof as  constituting  the corporation hereby formed, or a majority of them, shall hold a meeting and organize the corporation and adopt a constitution and bylaws not inconsistent with the constitution and laws of this state. The constitution and bylaws shall prescribe the location of the principal office of said corporation; the territory in which its principal operations are to be conducted; the manner of the election of members and their qualifications, which shall include membership in TIAA Board of Overseers, a New York corporation; the number, qualifications, powers, and manner of selection of the trustees and officers of said corporation, who may be trustees or officers of any corporation all of whose stock is owned by said TIAA Board of Overseers; the place or places for the holding of meetings of members and trustees, which may be held within or without the state; provisions for the amendment of such constitution and bylaws; provisions for the determination of retirement and other benefits; and any other provisions for the management and disposition of the property and income and regulation of the affairs of said corporation which may be deemed expedient. Such constitution and bylaws, and any amendments thereto, shall not take effect until duly authenticated copies thereof have been filed with the superintendent of insurance and certified by him as being lawful and equitable.

     Section 6. The corporation hereby formed (a) shall be and shall have the status of a nonprofit educational corporation; and (b) shall be subject to the applicable provisions of articles one, three, twenty-five and seventy-four, and sections one thousand two hundred twelve, one thousand two hundred seventeen, one thousand four hundred eleven, and four thousand two hundred thirty of the insurance law in effect at the time of taking effect of this act, and any amendments to said articles and said sections, to the extent that such provisions and amendments are not inconsistent with the provisions of this act, but said corporation and its activities shall be exempt from all other provisions, requirements, and limitations of said insurance law, and any amendments thereto, except as the legislature may hereafter otherwise provide.

     Section 7. The corporation hereby formed (a) shall not issue any certificates or contracts providing for the payment of predetermined dollar benefits; (b) shall not issue any certificate or contract to any person by reason of his being an employee in the public school system of the State of New York; (c) shall not invest in any common stocks or shares of any corporation, joint-stock association, or business trust an amount in excess of such percentage, not to exceed ten percent except with the approval of the insurance department, of voting shares of such institution which would cause any such institution to be controlled by, or become a subsidiary of, the corporation, as defined in the in-surance law; provided, however, that the foregoing limitation shall not apply to any investment in any subsidiary corporation engaged in any business lawful under the laws of the jurisdictions in which subsidiaries are organized subject to such limitations as are provided in sections one thousand seven hundred one and one thousand seven hundred eight of the insurance law; and
(d) shall not engage in transactions in foreign currency or in contracts for future delivery of, options and other rights to purchase, and options and other rights to purchase contracts for future delivery of, securities eligible for investment, except as provided in a statement of operations as filed in accordance with the procedures under subsection (e) of section four thousand two hundred forty of the insurance law and approved by the superintendent.


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     Section 8. In  addition  to the fund with the  investments  as  provided in section seven, the corporation may establish additional funds with investment objectives and limitations as described in the statement of operations of such funds filed with, and approved by, the insurance department.

     Section 9. The corporation hereby formed shall neither issue nor deliver any certificate or contract providing for the payment of any benefit, or any rider or endorsement thereto, until a copy of the form thereof has been filed with the superintendent of insurance and formally approved by him as not being unfair, unjust, inequitable, or prejudicial to the interest of any participating person, and the superintendent shall have the power to revoke such approval for such cause; provided, however, that the provisions of this section shall not apply to any special rider or endorsement on any such contract or certificate which relates only to the manner of distribution of benefits or to the reservation of rights and benefits under such contract or certificate, and which is used at the request of the individual contract holder or certificate holder.

     Section 10. No money or other benefit provided or rendered by the corporation hereby formed, nor any rights or interests of any participating person in any benefit provided by said corporation, or of any beneficiary of any such person, or of any others who may have a right derived from any such person or beneficiary, shall be subject to assignment or pledge, or be liable to attachment, garnishment, or other process, or to be seized, taken, appropriated, or applied by any legal or equitable process or operation of law to pay any debt or liability of any such person, or of any beneficiary of any such person, or of any others who may have a right under any such person or beneficiary.

     Section 11. No trustee, officer, member or employee of the corporation hereby formed shall receive any pecuniary profit from the operations thereof, other than reasonable compensation for services rendered, reimbursement of expenses incurred in its service, or benefits received as a proper recipient of its retirement benefits, and withdrawal equities; nor shall any trustee, officer, member or employee at any time have any personal interest in any property or assets of said corporation; nor shall any trustee or member, in the absence of fraud or bad faith, be personally liable for the debts, obligations or liabilities of the corporation.

     Section 12. This act shall take effect immediately.

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1 Pursuant to resolution  adopted by the Members of CREF on February 16, 1972, a
Certificate of Type of Not-For-Profit Corporation designating CREF as a Type B not-for-profit corporation was filed with the Secretary of State of the State of New York on February 18, 1972. At the same meeting of the Members of CREF, the amendment to the charter was approved and subsequently filed with the Secretary of State of the State of New York on March 8, 1972. The charter was further amended at the meetings of the Members of CREF held on November 2, 1972, October 31, 1977, October 31, 1984, October 31, 1985, June 6, 1989, November 6, 1989 and
May 18, 1994; these amendments were filed with the Secretary of State of the State of New York on December 15, 1972, November 28, 1977, January 28, 1985, February 12, 1986, July 13, 1989, June 5, 1990, and June 16, 1994 respectively.


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                     CERTIFICATE OF TYPE OF NOT-FOR-PROFIT

                                  CORPORATION

                                       OF

                        COLLEGE RETIREMENT EQUITIES FUND

            Under Section 113 of the Not-For-Profit Corporation Law
           Filed in the Department of State of the State of New York
                               February 18, 1972

IT IS HEREBY CERTIFIED THAT:

     (1)  The name of the corporation is COLLEGE RETIREMENT EQUITIES FUND.

     (2) The charter became effective pursuant to Chapter 124 of the Laws of the State of New York of 1952, on the 18th day of March 1952.

     (3) The post-office address of the corporation to which the Secretary of State shall mail a copy of any notice required by law is 730 Third Avenue, New York, New York 10017.

     (4) Under Section 201, the corporation is a Type B corporation as defined by the Not-For-Profit Corporation Law.

     (5) The corporation elects to have the Not-For-Profit Corporation Law apply to it in all respects, as authorized by Section 103(a) of said Law.

     IN WITNESS  WHEREOF,  we have  signed this  Certificate  on the 16th day of
February 1972, and we affirm the statements contained therein as true under penalties of perjury.
                                                   /s/ William C. Greenough
                                                            Chairman


                                                    /s/ Clarence E. Galston
                                                            Secretary


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